Exhibit 99.1


Prosoft and Trinity Learning Announce Termination of Merger Agreement

Friday July 23, 4:15 pm ET

PHOENIX--(BUSINESS WIRE)--July 23, 2004--ProsoftTraining (NASDAQ: POSO - News) and Trinity Learning Corp. (OTCBB: TTYL - News) today announced they have agreed to terminate the merger agreement between the companies. Prosoft will also withdraw the Registration Statement on Form S-4, which it had recently filed with the Securities Exchange Commission in anticipation of the transaction. Additional details were not disclosed.

"Despite the substantial efforts by both companies to structure a successful transaction, the challenges to completing the merger ultimately could not be overcome. Given the continuing changes in the market and our other business opportunities, Prosoft's board of directors has determined that the company's shareholders are better served by remaining an independent entity at this time," stated Robert Gwin, chairman and CEO of Prosoft.

Douglas Cole, CEO of Trinity Learning, added, "Our board of directors concurs with this decision, despite best efforts by both companies to close the proposed transaction. Trinity Learning will continue our strategy to grow through acquisitions, business development and strategic alliances. I believe that Prosoft and Trinity Learning will continue to explore other ways to collaborate even though the merger agreement has been terminated."

Separately, Prosoft announced it has scheduled its annual shareholders meeting for 2 p.m. on Aug. 26, 2004, at its corporate headquarters in Phoenix.

About ProsoftTraining

ProsoftTraining offers content and certifications to enable individuals to develop and validate critical Information and Communications Technology (ICT) workforce skills. Prosoft is a leader in the workforce development arena, working with state and local governments and school districts to provide ICT education solutions for high school and community college students. Prosoft has created and distributes a complete library of classroom and e-learning courses. Prosoft distributes its content through its ComputerPREP division to individuals, schools, colleges, commercial training centers and corporations worldwide. Prosoft owns the CIW job-role certification program for Internet technologies and the CCNT (Certified in Convergent Network Technologies) certification, and manages the CTP (Convergence Technologies Professional) vendor-neutral certification for telecommunications. To find out more, visit www.ProsoftTraining.com, www.ComputerPREP.com, www.CIWcertified.com and www.CTPcertified.com.

Forward-Looking Statements

Except for historical information contained herein, the matters discussed in this press release are statements of a forward-looking nature that are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. Such risks and uncertainties include, without limitation, the company's dependence on the timely development, introduction and acceptance of courses, proprietary certifications and other products; the continued and improved penetration of the academic, learning center and corporate markets; the maintenance and growth of monthly revenue levels; the success of new initiatives; the ability to continue to manage costs effectively; the ability to maintain the workforce at appropriate levels and retain and compensate executive management at levels commensurate with revenues; the ability to maintain sufficient operational liquidity and cash resources; the ability of the company to maintain its NASDAQ SmallCap listing; the effect of changing economic conditions; the acceptance of ICT certifications in general; and the other risks and uncertainties outlined in the company's filings with the Securities and Exchange Commission, including, but not limited to, the company's Annual Report on Form 10-K and Quarterly Report on Form 10-Q. The company undertakes no obligation to update this forward-looking information.


Contact:
     ProsoftTraining, Phoenix
     Investor Relations, 602-794-4101
     investors@prosofttraining.com